UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2005

1-12340
(Commission File Number)

GREEN MOUNTAIN COFFEE ROASTERS, INC.
(Exact name of registrant as specified in its charter)

Delaware 03-0339228
(Jurisdiction of Incorporation) (IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676
(Address of registrant's principal executive office)

(802) 244-5621
(Registrant's telephone number)

Item 1.01 Entry into a Material Definitive Agreement

On December 5, 2005, Green Mountain Coffee Roasters, Inc. (the "Company") approved the Company's FY 2006 Company-wide Profit Sharing Plan, Key Management Bonus Plan for FY 2006 and Executive Management Bonus Plan for FY 2006. Each plan sets forth bonus criteria for certain employees of the Company for the Company's 2006 fiscal year.

All employees of the Company are eligible to receive bonus payments under the Company-wide Profit Sharing Plan. Bonus target numbers will be based on the Company meeting its operating profit target for fiscal year 2006 (the "Profit Target"). Bonus amounts may also be increased if the Company exceeds the Profit Target. Bonuses will be calculated as a percentage of the eligible employee's base salary.

Executive management employees, typically employees who report directly to a member of the Company's senior leadership team or who have a broad impact on the success of the Company, are eligible to receive bonuses under the Key Management Bonus Plan. Bonus target numbers will be individually communicated to eligible management employees and will be based on the Company meeting the Profit Target and on individual goals set for each employee.

Under the Executive Management Bonus Plan, the Company's senior executive officers are eligible to receive cash bonuses paid out based on the Company meeting the Profit Target and EPS targets and on individual goals set for each officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By:/s/ Frances G. Rathke
Frances G. Rathke
Chief Financial Officer

Date: December 8, 2005